Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following sets forth unaudited pro forma condensed financial information of Atlas Resources Public #18-2009 (B) L.P. (the “Company”) prepared in accordance with Article 11 of Regulation S-X. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s financial statements and related notes and other financial information included in its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The unaudited pro forma condensed financial information is based on, and has been derived from, the Company’s historical financial statements.

On May 4, 2017, certain subsidiaries of Titan Energy, LLC (“Titan”) entered into a purchase and sale agreement with Diversified Energy, LLC to sell its conventional Appalachia and Marcellus assets (the “Appalachia Assets”) for an aggregate of $84.2 million (the “Appalachia Asset Sale”). On June 30, 2017, Titan completed a majority of the Appalachia Asset Sale for cash proceeds of approximately $65.6 million, which included customary purchase price adjustments. On September 29, 2017, Titan completed the sale of the remainder of the Appalachia Assets for additional cash proceeds of $11.4 million (the “Second Closing”). The assets Titan sold to Diversified at the Second Closing included its indirect interests in certain of the assets of the Company (the “Company Appalachia Assets”).

The unaudited pro forma condensed balance sheet as of June 30, 2017 and statements of operations for the years ended December 31, 2016 and 2015 and the six months ended June 30, 2017 give pro forma effect to the sale and the discontinued operations treatment of the Company Appalachia Assets as if it occurred on June 30, 2017 (in the case of the balance sheet) or January 1, 2015 (in the case of the statements of operations).

The unaudited pro forma condensed financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the sale of the Company Appalachia Assets. In addition, the unaudited pro forma adjustments are expected to have a continuing impact on the Company’s results. The Company has prepared the unaudited pro forma condensed financial information for illustrative purposes only and it does not purport to represent what the results of operations or financial condition would have been had the sale of the Company Appalachia Assets actually occurred on the dates indicated, nor does the Company purport to project the results of operations or financial condition for any future period or as of any future date. The actual results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

ATLAS RESOURCES PUBLIC #18-2009 (B) L.P.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

JUNE 30, 2017

	Historical June 30, 2017	Company Appalachia Assets Pro Forma Adjustments		Pro Forma June 30, 2017
ASSETS
Current assets:
Cash	$65,100	$(65,100	) (a)	$—
Accounts receivable trade-affiliate	815,900	(815,900	) (a)	—

Total current assets	881,000	(881,000)		—
Gas and oil properties, net	4,660,200	(4,652,300	) (a)	7,900
Long-term asset retirement receivable-affiliate	285,700	(261,500	) (a)	24,200

Total assets	$5,826,900	$(5,794,800)		$32,100

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable trade-affiliate	$399,600	$(399,600)		$—
Accrued liabilities	31,700	(21,800	) (a)	9,900

Total current liabilities	431,300	(421,400)		9,900
Asset retirement obligations	1,686,100	(1,468,500	) (a)	217,600
Partners’ capital:
Managing general partner’s interest	693,500	(421,400	) (b)	272,100
Limited partners’ interest (12,278 units)	3,016,000	(3,483,500	) (b)	(467,500)

Total partners’ capital	3,709,500	(3,904,900)		(195,400)

Total liabilities and partners’ capital	$5,826,900	$(5,794,800)		$32,100

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (B) L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

	Historical Six Months Ended June 30, 2017	Company Appalachia Assets Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2017
REVENUES
Natural gas	$1,255,200	$(1,255,200	) (c)	$—

Total revenues	1,255,200	(1,255,200)		—
COSTS AND EXPENSES
Production	466,800	(459,200	) (c)	7,600
Depletion	184,500	(184,500	) (d)	—
Accretion of asset retirement obligations	36,200	(33,300	) (d)	2,900
General and administrative	45,900	(45,900	) (c)	—

Total costs and expenses	733,400	(722,900)		10,500
Operating income (loss)	521,800	(532,300)		(10,500)

Net income (loss)	$521,800	$(532,300)		$(10,500)

Allocation of net income (loss):
Managing general partner	$178,600	$(181,500)		$(2,900)

Limited partners	$343,200	$(350,800)		$(7,600)

Net income (loss) per limited partnership unit	$28	$(29)		$(1)

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (B) L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical Year Ended December 31, 2016	Company Appalachia Assets Pro Forma Adjustments		Pro Forma Year Ended December 31, 2016
REVENUES
Natural gas	$1,536,500	$(1,536,400	) (c)	$100
Gain (loss) on mark-to-market derivatives	1,500	(2,400	) (e)	(900)

Total revenues	1,538,000	(1,538,800)		(800)
COSTS AND EXPENSES
Production	929,400	(894,600	) (c)	34,800
Depletion	444,600	(444,600	) (d)	—
Impairment	42,400	—		42,400
Accretion of asset retirement obligations	69,400	(63,600	) (d)	5,800
General and administrative	92,900	(92,900	) (c)	—

Total costs and expenses	1,578,700	(1,495,700)		83,000
Operating loss	(40,700)	(43,100)		(83,800)

Net loss	$(40,700)	$(43,100)		$(83,800)

Allocation of net loss:
Managing general partner	$76,700	$(100,100)		$(23,400)

Limited partners	$(117,400)	$57,000		$(60,400)

Net loss per limited partnership unit	$(10)	$5		$(5)

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (B) L.P.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2015

	Historical Year Ended December 31, 2015	Company Appalachia Assets Pro Forma Adjustments		Pro Forma Year Ended December 31, 2015
REVENUES
Natural gas	$2,383,000	$(2,014,600	) (c)	$368,400
Gain on mark-to-market derivatives	304,900	(299,300	) (e)	5,600

Total revenues	2,687,900	(2,313,900)		374,000
COSTS AND EXPENSES
Production	1,689,600	(1,475,100	) (c)	214,500
Depletion	1,316,500	(1,315,300	) (d)	1,200
Impairment	15,228,700	(15,215,300	) (f)	13,400
Accretion of asset retirement obligations	85,600	(74,200	) (d)	11,400
General and administrative	106,200	(101,100	) (c)	5,100

Total costs and expenses	18,426,600	(18,181,000)		245,600
Operating (loss) income	(15,738,700)	15,867,100		128,400

Net (loss) income	$(15,738,700)	$15,867,100		$128,400

Allocation of net (loss) income:
Managing general partner	$(1,566,500)	$1,517,500		$(49,000)

Limited partners	$(14,172,200)	$14,349,600		$177,400

Net (loss) income per limited partnership unit	$(1,154)	$1,169		$15

See accompanying notes to unaudited pro forma condensed financial statements.

ATLAS RESOURCES PUBLIC #18-2009 (B) L.P.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Condensed Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma condensed balance sheet as of June 30, 2017:

(a) Reflects the elimination of assets and liabilities related to the Company Appalachia Assets.

(b) Reflects the change in Partner’s Capital due to the Company Appalachia Assets pro forma adjustments.

Adjustments to the Unaudited Pro Forma Condensed Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma condensed statements of operations for the six months ended June 30, 2017 and the years ended December 31, 2016 and 2015:

(c) Represents the elimination of natural gas production revenues and expenses for the Company Appalachia Assets.

(d) Represents the elimination of depletion and accretion expenses for asset retirement obligations related to the Company Appalachia Assets.

(e) Reflects the elimination of the gain (loss) on mark-to-market activity allocated to the Company Appalachia Assets, which was based on the relative proportion of the natural gas volumes by the Company Appalachia Assets to the Company’s total natural gas volumes produced.

(f) Represents the elimination of impairment expense related to the Company Appalachia Assets for the year ended December 31, 2015.